Exhibit 99.3

Report of Independent Registered Public Accounting Firm

Board of Directors

HFS Bank, F.S.B.

Hobart, Indiana

We have audited the accompanying consolidated balance sheets of HFS Bank, F.S.B. as of March 31, 2005 and 2004, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the three years in the period ended March 31, 2005.  These financial statements are the responsibility of the Bank’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HFS Bank, F.S.B. as of March 31, 2005 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

Fort Wayne, Indiana
April 27, 2005

CONSOLIDATED BALANCE SHEETS

March 31	2005	2004
Assets
Cash and due from banks	$3,730,001	$3,865,830
Interest-bearing deposits	10,424,759	11,421,989
Cash and cash equivalents	14,154,760	15,287,819
Investment securities available for sale	29,776,382	28,174,655
Loans, net of allowance for loan losses of $1,172,318 and $1,159,045	177,608,601	177,824,952
Premises and equipment	4,733,183	2,982,586
Federal Home Loan Bank of Indianapolis stock, at cost	4,547,600	4,354,700
Interest receivable	1,014,151	1,007,929
Other assets	3,868,010	3,617,721

Total assets	$235,702,687	$233,250,362

Liabilities
Deposits	$141,603,749	$139,230,397
Federal Home Loan Bank advances	70,533,260	71,710,780
Advances by borrowers for taxes and insurance	1,915,913	1,155,485
Other liabilities and accrued expenses	1,379,588	1,229,201
Total liabilities	215,432,510	213,325,863

Commitments and Contingencies

Stockholders’ Equity
Preferred stock, $1.00 par value Authorized and unissued, 1,000,000 shares
Common stock, $1.00 par value Authorized, 4,000,000 shares Issued and outstanding, 1,866,200 shares	1,866,200	1,866,200
Paid-in capital	858,563	858,563
Accumulated other comprehensive income (loss)	(405,928)	30,856
Retained earnings	17,951,342	17,168,880
Total stockholders’ equity	20,270,177	19,924,499

Total liabilities and stockholders’ equity	$235,702,687	$233,250,362

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME

Year Ended March 31	2005	2004	2003

Interest Income
Loans receivable	$11,115,309	$11,429,593	$12,475,242
Investment securities	746,248	715,534	668,781
Mortgage-backed securities	180,685	42,556	258,091
FHLB stock dividends	189,121	213,353	230,333
Other interest-bearing assets	110,846	126,482	184,860
Total interest income	12,342,209	12,527,518	13,817,307

Interest Expense
Deposits	2,494,936	2,823,008	3,442,342
Advances from FHLB	4,007,369	4,064,624	4,129,211
Total interest expense	6,502,305	6,887,632	7,571,553

Net Interest Income	5,839,904	5,639,886	6,245,754
Provision for loan losses	165,650	195,450	375,500

Net Interest Income After Provision for Loan Losses	5,674,254	5,444,436	5,870,254

Other Income
Fees and service charges	1,034,734	1,087,340	1,079,274
Net gains on sale of loans		101,569	96,155
Net realized gain on sales of available-for-sale securities			154,538
Other income	340,866	405,026	350,490
Total other income	1,375,600	1,593,935	1,680,457

Other Expenses
Salaries and employee benefits	2,441,905	2,330,817	2,468,936
Premises and equipment expense	617,559	589,469	631,796
Data processing fees	623,989	645,412	613,099
Other expenses	935,052	889,843	864,452
Total other expenses	4,618,505	4,455,541	4,578,283

Income Before Income Tax	2,431,349	2,582,830	2,972,428
Income tax expense	874,414	903,383	1,081,942

Net Income	$1,556,935	$1,679,447	$1,890,486

Earnings Per Share
Basic	$.83	$.90	$1.02
Diluted	.83	.90	1.02

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock					Accumulated Other
	Shares Outstanding	Amount	Paid-in Capital	Comprehensive Income	Retained Earnings	Comprehensive Income (Loss)	Total

Balances, April 1, 2002	1,854,000	$1,854,000	$772,317		$15,031,783		$17,658,100
Net income for 2003				$1,890,486	1,890,486		1,890,486
Other comprehensive income, unrealized gain on securities, net of tax and reclassification adjustment				88,380		$88,380	88,380
Comprehensive income				$1,978,866
Cash dividends ($0.375 per share)					(695,687)		(695,687)
Exercise of stock options	12,200	12,200	57,971				70,171
Tax benefit related to stock options			28,275				28,275
Balances, March 31, 2003	1,866,200	1,866,200	858,563		16,226,582	88,380	19,039,725
Net income for 2004				$1,679,447	1,679,447		1,679,447
Other comprehensive loss, unrealized loss on securities, net of tax				(57,524)		(57,524)	(57,524)
Comprehensive income				$1,621,923
Cash dividends ($0.395 per share)					(737,149)		(737,149)
Balances, March 31, 2004	1,866,200	1,866,200	858,563		17,168,880	30,856	19,924,499
Net income for 2005				$1,556,935	1,556,935		1,556,935
Other comprehensive loss, unrealized loss on securities, net of tax				(436,784)		(436,784)	(436,784)
Comprehensive income				$1,120,151
Cash dividends ($0.415 per share)					(774,473)		(774,473)
Balances, March 31, 2005	1,866,200	$1,866,200	$858,563		$17,951,342	$(405,928)	$20,270,177

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year Ended March 31	2005	2004	2003
Cash Flows From Operating Activities
Net income	$1,556,935	$1,679,447	$1,890,486
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	225,503	217,643	247,379
Provision for loan losses	165,650	195,450	375,500
FHLBI stock dividends	(192,900)	(213,900)
(Increase) decrease in deferred income taxes	230,052	185,673	(180,203)
Increase (decrease) in deferred loan fees	(12,871)	150,535	155,652
Amortization of mortgage servicing rights	22,500	32,672	45,334
(Increase) decrease in accrued interest receivable	(6,222)	72,978	46,115
Increase in life insurance value	(90,679)	(103,222)	(108,976)
(Increase) decrease in other assets	(59,659)	(430,960)	265,968
Increase (decrease) in accrued expenses and other liabilities	150,387	8,252	(121,130)
Gain on sale of foreclosed real estate	(28,004)	(53,159)	(16,547)
Gain on sale of loans		(101,569)	(96,155)
Gain on sale of land			(41,696)
Gain on sale of investment securities available for sale			(154,538)
Proceeds from sales of loans		4,451,520	3,506,970
Loans originated for sale		(4,349,951)	(3,410,815)
Net cash provided by operating activities	1,960,692	1,741,409	2,403,344

Cash Flows From Investing Activities
Loans originated	(82,717,140)	(86,127,414)	(74,500,224)
Loans purchased	(3,316,858)	(5,765,422)	(6,036,006)
Principal repayments on loans	85,768,106	86,113,645	81,998,683
Purchase of investment securities held to maturity			(6,500,000)
Proceeds from maturities of investment securities held to maturity			8,910,315
Principal repayments on mortgage-backed securities held to maturity			1,290,808
Purchase of investment securities available for sale	(4,739,955)	(33,449,837)	(35,710,385)
Purchase of mortgage-backed securities available for sale	(5,027,439)		(2,046,631)
Proceeds from sale of investment securities available for sale			11,257,008
Proceeds from maturities of investment securities available for sale	6,025,728	31,328,945	9,550,343
Principal repayments on mortgage-backed securities available for sale	1,416,786	940,826	699,063
Purchase of life insurance policies			(80,000)
Purchase of FHLBI stock			(314,700)
Proceeds from sale of foreclosed real estate	291,334	1,402,916	248,711
Proceeds from sale of land			51,237
Purchase of premises and equipment	(1,976,100)	(128,458)	(338,421)
Net cash used in investing activities	(4,275,538)	(5,684,799)	(11,520,199)

Cash Flows From Financing Activities
Net increase (decrease) in NOW, money market, and super NOW deposits	499,858	(2,630,433)	2,455,073
Net increase in passbook deposits	643,327	2,970,187	2,318,406
Net increase (decrease) in certificate of deposits	1,230,167	3,375,447	(2,009,884)
Proceeds from FHLBI advances	6,000,000		12,000,000
Repayments of FHLBI advances	(7,177,520)	(854,014)	(13,132,334)
Increase (decrease) in advance payments by borrowers for taxes and insurance	760,428	355,410	(78,278)
Proceeds from exercise of stock options			98,446
Dividends paid	(774,473)	(737,149)	(695,687)
Net cash provided by financing activities	1,181,787	2,479,448	955,742

Net Change in Cash and Cash Equivalents	(1,133,059)	(1,463,942)	(8,161,113)
Cash and Cash Equivalents, Beginning of Year	15,287,819	16,751,761	24,912,874
Cash and Cash Equivalents, End of Year	$14,154,760	$15,287,819	$16,751,761
Additional Cash Flows Information
Interest paid	$6,509,019	$6,892,193	$7,645,322
Income tax paid	505,000	1,063,215	1,217,941
Noncash investing activity, transfer of loans to foreclosed real estate	681,464	1,317,162	597,172
Noncash investing activity, transfer of foreclosed real estate to loans	(352,000)	(130,500)	(297,100)

See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Nature of Operations and Summary of Significant Accounting Policies

The accounting and reporting policies of HFS Bank, F.S.B. (Bank) and its wholly owned subsidiary, Multi-Service Corporation, conform to accounting principles generally accepted in the United States of America and reporting practices followed by the thrift industry.  The more significant of the policies are described below.

The Bank operates under a federal thrift charter and provides full banking services in a single significant business segment.  As a federally-chartered thrift, the Bank is subject to regulation by the OTS and the FDIC.

The Bank generates commercial, mortgage and consumer loans and receives deposits from customers located primarily in Lake County, Indiana and surrounding counties.  The Bank’s loans are generally secured by specific items of collateral including real property, consumer assets and business assets.

Consolidation—The consolidated financial statements include the accounts of the Bank and its subsidiary, after elimination of all material intercompany transactions and accounts.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses.

Cash equivalents—The Bank considers all liquid investments with original maturities of three months or less to be cash equivalents.

Investment Securities—Debt securities are classified as held to maturity when the Bank has the positive intent and ability to hold the securities to maturity.  Securities held to maturity are carried at amortized cost.  Debt securities not classified as held to maturity are classified as available for sale.  Securities available for sale are carried at fair value with unrealized gains and losses reported separately in accumulated other comprehensive income, net of tax.

Amortization of premiums and accretion of discounts are recorded as interest income from securities.  Realized gains and losses are recorded as net security gains (losses).  Gains and losses on sales of securities are determined on the specific-identification method.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoffs are reported at their outstanding principal balances adjusted for any charge-offs, the allowance for loan losses, any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.  Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term.  Generally, loans are placed on nonaccrual status at ninety days past due and interest is considered a loss, unless the loan is well-secured and in the process of collection.

Discounts and premiums on purchased residential real estate loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments.  Discounts and premiums on purchased consumer loans are recognized over the expected lives of the loans using methods that approximate the interest method.

Allowance for Loan Losses—The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions.  This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogenous loans are collectively evaluated for impairment.  Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment measurements.

Premises and equipment are carried at cost net of accumulated depreciation.  Buildings and improvements are depreciated using the straight-line method generally over 40 years.  Furniture and equipment are depreciated using the straight-line method, with useful lives generally ranging from 3 to 12 years.  Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized.  Gains and losses on dispositions are included in current operations.

Federal Home Loan Bank stock is a required investment for institutions that are members of the Federal Home Loan Bank (FHLB) system.  The required investment in the common stock is based on a predetermined formula.

Stock options are granted under stock-based employee compensation plans that are more fully described in Note 15.  The Bank accounts for these plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations.  No stock-based employee compensation cost is reflected in net income, as all options granted under the plans had an exercise price equal to the market value of the underlying common stock on the grant date.  Under the terms of the plans, the options became fully vested when granted.  No options were granted during 2003, 2004 or 2005, therefore, no pro forma effect on net income and earnings per share is provided as would be required if the Bank applied the fair value provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

Income tax in the consolidated statements of income includes deferred income tax provisions or benefits for all significant temporary differences in recognizing income and expenses for financial reporting and income tax purposes.  The Bank files consolidated income tax returns with its subsidiary.

Earnings per share have been computed based upon the weighted average common and common equivalent shares outstanding during each year.

Note 2 — Investment Securities

	2005
March 31	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Available for Sale
Federal agencies	$25,446,452	$1,543	$(653,567)	$24,794,428
Municipal securities	308,318		(4,894)	303,424
Mortgage-backed securities	4,693,678	13,014	(28,162)	4,678,530

Total investment securities	$30,448,448	$14,557	$(686,623)	$29,776,382

	2004
March 31	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Available for Sale
Federal agencies	$26,728,717	$81,046	$(46,119)	$26,763,644
Municipal securities	311,826	2,992		314,818
Mortgage-backed securities	1,083,025	13,307	(139)	1,096,193

Total investment securities	$28,123,568	$97,345	$(46,258)	$28,174,655

The amortized cost and fair value of securities available for sale at March 31, 2005, by contractual maturity, are shown below.  Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available for Sale
	Amortized Cost	Fair Value
Less than one year	$1,844,879	$1,826,460
One to five years	23,909,891	23,271,392
	25,754,770	25,097,852
Mortgage-backed securities	4,693,678	4,678,530

Totals	$30,448,448	$29,776,382

As of March 31, 2005 and 2004, mortgage-backed securities consisted primarily of Federal National Mortgage Association and Federal Home Loan Mortgage Corporation issues.  The amortized cost of private issue mortgage-backed securities totaled $7,565 and $55,539 at March 31, 2005 and 2004.

The carrying amount of securities pledged totaled $9,052,829 at March 31, 2005.  No securities were pledged at March 31, 2004.

Proceeds from sales of securities available for sale during 2003 were $11,257,008.  Gross gains of $154,538 in 2003 were realized on those sales.  There were no sales of investment securities during 2005 and 2004.

In 2003, securities with an amortized cost of $7,364,067 were transferred from held to maturity to available for sale to provide additional flexibility in the future structuring of the portfolio as a result of a low interest rate environment. The securities had an unrealized gain of $257,407.  There were no securities transferred between classifications during 2005 and 2004.

Certain investments in debt securities are reported in the financial statements at an amount less than their historical cost.  The total fair value of these investments was $27,466,961 and $9,644,876 at March 31, 2005 and 2004, which was approximately 92% and 34% of the Bank’s available-for-sale investment portfolio at March 31, 2005 and 2004.  These declines resulted from increases in market interest rates.

Based on evaluation of available evidence, including recent changes in market interest rates and information obtained from regulatory filings, management believes the declines in fair value for these securities are temporary.

Should the impairment of any of these securities become other than temporary, the cost basis of the investment will be reduced and the resulting loss recognized in net income in the period the other-than-temporary impairment is identified.

The following tables show our investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at March 31, 2005 and 2004:

			March 31, 2005
	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

Federal agencies	$16,449,371	$(376,805)	$7,843,593	$(276,762)	$24,292,964	$(653,567)
Municipal securities	303,424	(4,894)			303,424	(4,894)
Mortgage-backed securities	2,870,573	(28,162)			2,870,573	(28,162)

Total temporarily impaired securities	$19,623,368	$(409,861)	$7,843,593	$(276,762)	$27,466,961	$(686,623)

			March 31, 2004
	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

Federal agencies	$9,602,809	$(46,119)	$0	$0	$9,602,809	$(46,119)
Mortgage-backed securities	42,067	(139)			42,067	(139)

Total temporarily impaired securities	$9,644,876	$(46,258)	$0	$0	$9,644,876	$(46,258)

Note 3 — Loans and Allowance

March 31	2005	2004

Mortgage loans
First mortgage loans
Fixed rate	$100,399,584	$103,252,327
Variable rate	60,359,664	58,305,132
Second mortgage loans
Fixed rate	2,953,188	2,998,196
Variable rate	10,909,072	10,860,743
Total mortgage loans	174,621,508	175,416,398

Other loans
Automobile loans	794,720	979,486
Mobile home loans	2,763,980	2,760,630
Commercial loans	4,415,874	4,658,428
Other consumer loans	350,505	424,985
Total other loans	8,325,079	8,823,529

Total loans	182,946,587	184,239,927

Less
Loans in process	(3,598,053)	(4,675,444)
Deferred loan fees	(567,615)	(580,486)
Allowance for loan losses	(1,172,318)	(1,159,045)

Net loans	$177,608,601	$177,824,952

Year Ended March 31	2005	2004	2003

Allowance for loan losses
Balances at beginning of fiscal year	$1,159,045	$1,543,033	$1,222,527
Provision for losses	165,650	195,450	375,500
Recoveries on loans	11,134	9,413	11,359
Loans charged off	(163,511)	(588,851)	(66,353)

Balances, March 31	$1,172,318	$1,159,045	$1,543,033

There were no impaired loans at March 31, 2005 and 2004.

Nonaccruing loans at March 31, 2005 and 2004, were $958,850 and $1,449,651, respectively.  There were no loans delinquent 90 days or more accruing interest at March 31, 2005 and 2004.

The Bank has entered into transactions with certain directors, executive officers, significant stockholders and their affiliates or associates (related parties). With the exception of one loan totaling $47,096, such transactions were made in the ordinary course of business and comply with regulations of the OTS relating to interest rates and collateral for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.  The one loan totaling $47,096 contained terms relating to interest rates that were not comparable with other customers, but which comply with OTS regulations.

The aggregate amount of loans, as defined, to such related parties were as follows:

Balances, April 1, 2004	$2,780,106
New loans, including renewals	925,957
Payments, etc., including renewals	(462,349)

Balances, March 31, 2005	$3,243,714

Note 4 — Premises and Equipment

March 31	2005	2004

Land	$852,621	$848,324
Buildings	4,662,335	3,518,813
Equipment	1,937,722	1,561,014
Total cost	7,452,678	5,928,151
Accumulated depreciation	(2,719,495)	(2,945,565)

Net premises and equipment	$4,733,183	$2,982,586

Note 5 — Deposits

March 31	2005	2004

Demand deposits, NOW, money market, and super NOW	$39,257,385	$38,757,527
Passbook	28,347,486	27,704,159
Certificates	73,998,878	72,768,711

Total deposits	$141,603,749	$139,230,397

Certificates maturing in years ending March 31

2006	$45,105,062
2007	11,306,049
2008	6,450,244
2009	3,413,343
2010	7,010,712
Thereafter	713,468

Total certificates	$73,998,878

The aggregate amount of certificates with a balance of $100,000 or greater was $22,889,962 and $25,753,338 at March 31, 2005 and 2004.  Deposits in excess of $100,000 are not federally insured.  The Bank’s directors and executive officers had $1,457,038 and $1,586,355 in deposits at the Bank at March 31, 2005 and 2004.  These deposits are at comparable rates and terms as to those offered to the Bank’s nonemployee customers.

Note 6 — Federal Home Loan Bank Advances

March 31	2005	2004

Federal Home Loan Bank advances, fixed rates ranging from 3.70% to 6.48%, due at various dates through May 2011	$70,533,260	$71,710,780

The Federal Home Loan Bank advances are secured by first mortgage loans totaling $108,106,301 and $111,177,673 at March 31, 2005 and 2004.  Advances are subject to restrictions or penalties in the event of prepayment.

	Weighted Average Rate	Amount

Maturities in years ending March 31
2006	5.32%	$1,276,292
2007	5.13	2,583,143
2008	5.66	4,389,749
2009	5.16	10,039,552
2010	6.46	244,524
Thereafter	5.71	52,000,000

Total FHLB advances at March 31, 2005	5.60	$70,533,260

Note 7 — Line of Credit

The Bank has a $2 million overdraft line of credit with the FHLB.  The interest rate is variable.  There was no amount outstanding related to this line of credit at March 31, 2005 and 2004.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Note 8 — Loan Servicing

Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets.  The unpaid principal balances of mortgage loans serviced for others totaled $13,567,163 and $14,835,260 at March 31, 2005 and 2004.

Note 9 — Income Tax

Year Ended March 31	2005	2004	2003

Income tax expense
Currently payable
Federal	$479,738	$557,130	$1,006,909
State	164,624	160,580	255,236
Deferred
Federal	204,256	145,322	(144,895)
State	25,796	40,351	(35,308)

Total income tax expense	$874,414	$903,383	$1,081,942

Reconciliation of federal statutory to actual tax expense

Year Ended March 31	2005	2004	2003

Federal statutory income tax at 34%	$826,659	$878,162	$1,010,626
Effect of state income taxes	125,677	132,614	145,152
Cash surrender value of life insurance	(38,861)	(35,095)	(37,052)
Tax credits	(51,996)	(51,590)	(52,762)
Other	12,935	(20,708)	15,978

Actual tax expense	$874,414	$903,383	$1,081,942

Effective income tax rate	36.0%	35.0%	36.4%

A cumulative net deferred tax asset is included in other assets.  The components of the asset are as follows:

March 31	2005	2004
Assets
Allowance for loan losses	$483,288	$482,742
Deferred compensation	229,014	195,069
Unrealized loss on securities available for sale	266,138
Other	4,799	10,211
Total assets	983,239	688,022

Liabilities
Depreciation	(297,065)	(161,730)
State income tax	(17,081)	(25,852)
Differences for expense recognition	(37,103)
Mortgage servicing rights	(17,123)
Unrealized gain on securities available for sale		(20,231)
FHLB stock dividends	(194,220)	(115,879)
Total liabilities	(562,592)	(323,692)

Net deferred tax asset	$420,647	$364,330

Retained earnings include approximately $2,293,000 for which no deferred income tax liability has been recognized.  This amount represents an allocation of income to bad debt deductions as of March 31, 1988 for tax purposes only.  Reduction of amounts so allocated for purposes other than tax bad debt losses including redemption of bank stock or excess dividends, or loss of “bank status” would create income for tax purposes only, which income would be subject to the then-current corporate income tax rate.  The unrecorded deferred income tax liability on the above amounts was approximately $780,000.

Note 10 — Other Comprehensive Income

	2005
Year Ended March 31	Before-Tax Amount	Tax Benefit	Net-of-Tax Amount

Unrealized loss on securities
Unrealized holding losses arising during the year	$(723,152)	$286,368	$(436,784)

	2004
Year Ended March 31	Before-Tax Amount	Tax Benefit	Net-of-Tax Amount

Unrealized loss on securities
Unrealized holding losses arising during the year	$(95,238)	$37,714	$(57,524)

	2003
Year Ended March 31	Before-Tax Amount	Tax Expense	Net-of-Tax Amount

Unrealized loss on securities
Unrealized holding gains arising during the year	$300,863	$(119,142)	$181,721
Less: reclassification adjustment for gains realized in net income	154,538	(61,197)	93,341

Net unrealized gains	$146,325	$(57,945)	$88,380

Note 11 — Commitments and Contingent Liabilities

In the normal course of business there are outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements.  The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments.  The Bank uses the same credit policies in making such commitments as it does for instruments that are included in the consolidated balance sheet.

Financial instruments whose contract amount represents credit risk as of March 31 were as follows:

	2005	2004

Commitments to extend credit	$13,053,693	$11,299,895
Letters of credit	568,135	518,603

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The Bank evaluates each customer’s credit worthiness on a case-by-case basis.  The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation.  Collateral held varies but may include real property, consumer assets and business assets.

Standby letters of credit are irrevocable conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.  Financial standby letters of credit are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions.  Performance standby letters of credit are issued to guarantee performance of certain customers under nonfinancial contractual obligations.  The credit risk involved in issuing standby letters of credit is essentially the same of that involved in extending loans to customers.  Fees for letters of credit issued after December 31, 2002, are initially recorded by the Bank as deferred revenue and are included in earnings at the termination of the respective agreements.  Should the Bank be obligated to perform under the standby letters of credit, the Bank may seek recourse from the customer for reimbursement of amounts paid.

The Bank and subsidiary are also subject to claims and lawsuits which arise primarily in the ordinary course of business.  It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Bank.

Note 12 — Dividend and Capital Restrictions

With prior approval, current regulations allow the Bank to pay dividends not exceeding net profits (as defined) for the current year plus those for the previous two years.  The Bank normally restricts dividends to a lesser amount because of the need to maintain an adequate capital structure.

Note 13 — Regulatory Capital

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies and is assigned to a capital category.  The assigned capital category is largely determined by three ratios that are calculated according to the regulations: Total risk–based capital, Tier 1 risk-based capital, and Tier 1 leverage ratios.  The ratios are intended to measure capital relative to assets and credit risk associated with those assets and off-balance sheet exposures of the entity.  The capital category assigned to an entity can also be affected by qualitative judgments made by regulatory agencies about the risk inherent in the entity’s activities that are not part of the calculated ratios.

There are five capital categories defined in the regulations, ranging from well capitalized to critically undercapitalized.  Classification of a bank in any of the undercapitalized categories can result in actions by regulators that could have a material effect on a bank’s operations.  At March 31, 2005 and 2004, the Bank was categorized as well capitalized and met all subject capital adequacy requirements.  There are no conditions or events since March 31, 2005, that management believes have changed the Bank’s classification.

The Bank’s actual and required capital amounts (in thousands) and ratios are as follows:

	2005
	Actual		To be Adequately Capitalized (1)		To Be Well Capitalized (1)
March 31	Amount	Ratio	Amount	Ratio	Amount	Ratio

Total risk-based capital(1) (to risk-weighted assets)	$21,848	15.3%	$11,430	8.0%	$14,288	10.0%
Core capital(1) (to risk-weighted assets)	20,676	14.5	5,715	4.0	8,573	6.0
Core capital(1) (to adjusted total assets)	20,676	8.7	9,455	4.0	11,819	5.0
Core capital(1) (to adjusted tangible assets)	20,676	8.7	4,727	2.0	N/A	N/A
Tangible capital(1) (to adjusted total assets)	20,676	8.7	3,546	1.5	N/A	N/A

(1) As defined by regulatory agencies

	2004
	Actual		To be Adequately Capitalized (1)		To Be Well Capitalized (1)
March 31	Amount	Ratio	Amount	Ratio	Amount	Ratio

Total risk-based capital(1) (to risk-weighted assets)	$21,075	15.0%	$11,264	8.0%	$14,080	10.0%
Core capital(1) (to risk-weighted assets)	19,893	14.1	5,632	4.0	8,448	6.0
Core capital(1) (to adjusted total assets)	19,893	8.5	9,328	4.0	11,660	5.0
Core capital(1) (to adjusted tangible assets)	19,893	8.5	4,664	2.0	N/A	N/A
Tangible capital(1) (to adjusted total assets)	19,893	8.5	3,498	1.5	N/A	N/A

(1) As defined by regulatory agencies

At March 31, 2005, risked-based capital consists of core capital totaling $20,676,105 plus allowable supplementary capital totaling $1,172,318, which represents the allowance for loan losses. Core capital consists of stockholders’ equity totaling $20,270,177 plus accumulated losses on available for sale securities, net of taxes totaling $405,928.  Risk-weighted capital assets totaled $142,881,246.

Note 14 — Employee Benefit Plans

A profit sharing plan is maintained for all employees of the Bank who work a minimum of 1,000 hours per year, have completed twelve months of service, and have attained the age of 21.  Contributions are made at the discretion of the Bank’s Board of Directors under a formula based upon each employee’s salary.  Profit sharing expense totaled $84,119, $48,224, and $146,384 for the years ended March 31, 2005, 2004, and 2003.

The Bank has a deferred compensation plan for the benefit of certain directors and officers.  The plan is funded by life insurance contracts that have been purchased by the Bank.  The Bank’s directors and officers deferred compensation totaling $63,003, $64,790, and $51,074 in 2005, 2004, and 2003.  Interest expense on deferred compensation totaled $31,706, $29,658, and $22,592 for 2005, 2004, and 2003.

Note 15 — Stock Option Plan

During 1994, the Bank adopted the 1993 Stock Option Plan (the 1993 Plan), which authorized the issuance of 170,440 shares.  The 1993 Plan terminated the 1986 Stock Option Plan as to future option grants.  The Bank also adopted a Directors’ Stock Option Plan (Directors’ Plan) during fiscal 1994, which authorized the issuance of 84,000 shares.  Under the plans, the option price was at least equal the fair market value of the common stock at the date of grant.  The options were immediately exercisable at the date of grant and expired March 17, 2003.  As of March 31, 2005 and 2004, no remaining shares were authorized for future grants under the 1993 Plan and the Directors’ Plan and there were no options outstanding during 2005 or 2004.

The Bank’s stock option plans are accounted for in accordance with Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees, and related interpretations.  Although the Bank has elected to follow APB No. 25, SFAS No. 123 requires pro forma disclosures of net income and earnings per share as if the Bank had accounted for its employee stock options under that Statement.  Under Statement No. 123, compensation cost is recognized in the amount of the estimated fair value of the options and amortized to expense over the options’ vesting period.  For 2005, 2004 and 2003, no pro forma effect on net income and earnings per share of this Statement has been disclosed since there were no options granted during those years.

The following is a summary of the status of the Bank’s stock option plans and changes in those plans as of and for the year ended March 31, 2003.

	2003
Year Ended March 31 Options	Shares	Weighted- Average Exercise Price

Outstanding, beginning of year	12,200	$5.75
Granted
Exercised	(12,200)	5.75

Outstanding and exercisable, end of year	0	0

There were no options outstanding and exercisable as of and during the years ended March 31, 2005 and 2004.

Note 16 — Earnings Per Share

Earnings per share (with income and share amounts in thousands) were computed as follows:

	2005			2004			2003
Year Ended March 31	Income	Weighted Average Shares	Per Share Amount	Income	Weighted- Average Shares	Per Share Amount	Income	Weighted- Average Shares	Per Share Amount

Basic Earnings Per Share
Income available to common stockholders	$1,557	1,866	$.83	$1,679	1,866	$.90	$1,890	1,855	$1.02
Effect of Dilutive Stock Options								4
Diluted Earnings Per Share
Income available to common stockholders and assumed conversions	$1,557	1,866	$.83	$1,679	1,866	$.90	$1,890	1,859	$1.02

Note 17 — Fair Values of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

Cash and Cash Equivalents—The fair value of cash and cash equivalents approximates carrying value.

Securities and Mortgage-Backed Securities—Fair values are based on quoted market prices.

Loans—For both short-term loans and variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values.  The fair values for certain mortgage loans, including one-to-four family residential, are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics.  The fair value for other loans is estimated using discounted cash flow analyses using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

Interest Receivable/Payable—The fair values of interest receivable/payable approximate carrying values.

FHLB Stock—Fair value of FHLB stock is based on the price at which it may be resold to the FHLB.

Cash Surrender Value of Life Insurance—The fair value of the cash surrender value of life insurance approximates carrying values.

Deposits—The fair values of noninterest-bearing, interest-bearing demand and savings accounts are equal to the amount payable on demand at the balance sheet date.  The carrying amounts for variable rate, fixed-term certificates of deposit approximate their fair values at the balance sheet date.  Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on such time deposits.

Federal Home Loan Bank Advances—The fair value of these borrowings is estimated using a discounted cash flow calculation, based on current rates for similar debt.

The estimated fair values of the Bank’s financial instruments are as follows:

	2005		2004
March 31	Carrying Amount	Fair Value	Carrying Amount	Fair Value

Assets
Cash and cash equivalents	$14,154,760	$14,154,760	$15,287,819	$15,287,819
Investment securities available for sale	29,776,382	29,776,382	28,174,655	28,174,655
Loans, net	177,608,601	183,830,000	177,824,952	181,696,000
Interest receivable	1,014,151	1,014,151	1,007,929	1,007,929
FHLB stock	4,547,600	4,547,600	4,354,700	4,354,700
Cash surrender value of life insurance	2,303,114	2,303,114	2,212,434	2,212,434

Liabilities
Deposits	141,603,749	141,097,000	139,230,397	140,767,000
Federal Home Loan Bank advances	70,533,260	74,004,000	71,710,780	80,816,000
Interest payable	248,427	248,427	248,482	248,482

Note 18 — Quarterly Results of Operations (Unaudited)

The following table sets forth with all amounts in thousands, except per share data, certain quarterly results for the years ended March 31, 2005 and 2004:

Quarter Ended	Interest Income	Interest Expense	Net Interest Income	Provision for Loan Losses	Net Income	Average Shares Outstanding (Basic)	Average Shares Outstanding (Diluted)	Net Income Per Share (Basic)	Net Income Per Share (Diluted)

06-30-04	$3,028	$1,626	$1,402	$30	$410	1,866	1,866	$.22	$.22
09-30-04	3,078	1,632	1,446	31	402	1,866	1,866.21		.21
12-31-04	3,120	1,626	1,494	65	388	1,866	1,866.21		.21
03-31-05	3,116	1,618	1,498	40	357	1,866	1,866.19		.19

	$12,342	$6,502	$5,840	$166	$1,557	1,866	1,866	$.83	$.83

06-30-03	$3,216	$1,765	$1,451	$41	$459	1,866	1,866	$.25	$.25
09-30-03	3,143	1,738	1,405	51	435	1,866	1,866.23		.23
12-31-03	3,113	1,718	1,395	51	431	1,866	1,866.23		.23
03-31-04	3,056	1,667	1,389	52	354	1,866	1,866.19		.19

	$12,528	$6,888	$5,640	$195	$1,679	1,866	1,866	$.90	$.90